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Pro-Dex, Inc.
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                                                          Telephone 303-443-6136
                                                                Fax 303-443-4480
1401 Walnut St.
Suite # 540
Boulder, CO 80302



15 June 1996

Mr. Charles L. Bull, Pres.
Challenge Products, Inc.
Lake Road 54-22
P.O. Box 468
Osage Beach, MO 65065

VIA FACSIMILE TRANSMISSION ONLY
(314) 348-2228

Dear Charlie:

In accordance with our recent conversations, this letter is to confirm our mutual understanding that the Royalty and License Agreements among Challenge Products, Inc. ("Challenge"), Pro-Dex, Inc. ("Pro-Dex") and you personally, dated 1 July 1993 (the "Royalty and License Agreements"), did not then or now accurately reflect the intent of Challenge, Pro-Dex or you personally with respect to any matter set forth therein.

Each of Challenge, Pro-Dex and you in executing this letter sets forth the understanding of such party that the Royalty and License Agreements were null and void from the outset as failing to accurately reflect the intent of the parties, and each such party releases each other party of any obligation in respect thereof, the mutual release of each party being acknowledged hereby to be full and adequate consideration for the release of each other party hereto, it being understood that all other agreements among the parties of 1 July 1993 are unaffected by the nullity of the Royalty and License Agreements hereby evidenced.

Pro-Dex, Inc.                    Challenge Products, Inc.


By:/s/ KENT E. SEARL             By:/s/ CHARLES E BULL      /s/ CHARLES E. BULL
   ______________________           ___________________     ___________________
Kent E. Searl                       Charles L. Bull         Charles L. Bull
Chairman                            President               Individually
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                                  ASSIGNMENT

        WHEREAS, I, Charles L. Bull of Lake Road 55-43, Osage Beach, Missouri, 65065, own the entire right, title and interest in certain inventions for which patent applications were filed in the United States Patent and Trademark Office as Serial No. ____________, filed __/__/__ (now U.S. Patent 07600585 issued
                                                            --------
 __/__/__).

        WHEREAS, Pro-Dex, Inc., a Colorado corporation having a place of business at 1401 Pearl St., Boulder, CO 80302 (hereafter "Pro-Dex") desires to acquire the entire right, title and interest in the said inventions, and to any United States patent therefor;

        NOW, THEREFOR, for valuable consideration, receipt whereof is hereby acknowledged, I, the above named, Charles L. Bull, hereby assign and transfer to Pro-Dex, its successors and assigns, the entire right, title and interest in the said United States patent applications and patents and the invention therein disclosed for the United States, and all rights of priority resulting from the filing of said United States application.

        Signed this 30th day of June, 1993.
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                                        /s/ Charles L. Bull
                                        --------------------------------------
                                            Charles L. Bull